Exhibit 10.1

                          EXCHANGE OF STOCK FOR ASSETS
                                    AGREEMENT

                                     between

                             CIRALIGHT GLOBAL, INC.
                              a Nevada corporation

                                       and

                                GEORGE ADAMS, SR.



                                                            DATED: April 1, 2009

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     THIS AGREEMENT is made and entered into this 1st day of April 2009, by and between CIRALIGHT GLOBAL, INC., a Nevada corporation ("CIRALIGHT GLOBAL"), and GEORGE ADAMS, SR. an individual ("ADAMS"). The effective date of this agreement shall be April 1, 2009.

                                    RECITALS

     WHEREAS, ADAMS is the sole owner of a certain assets including but not limited to patents, artwork, trademarks, equipment, furniture, trade fixtures, databases, technical drawings, promotional materials, trade names and inventory parts related to the Suntracker One, Suntracker Two and other daylighting products previously distributed through Ciralight, Inc. a Utah corporation, which ADAMS secured through' a legal foreclosure against Ciralight Inc.

     WHEREAS, ADAMS is the sole owner of the rights to manufacture the Suntracker One, Suntracker Two and other daylighting products and technology previously distributed through Ciralight Inc.,

     WHEREAS, CIRALIGHT GLOBAL is a legally formed corporation with the ability to offer and transfer common stock and preferred stock in exchange for the assets and rights owned by ADAMS;

      WHEREAS, CIRALIGHT GLOBAL and its shareholders are willing and desirous of acquiring the assets and rights of ADAMS, in exchange for CIRALIGHT GLOBAL shares of common and preferred stock and other consideration to be issued to ADAMS for the purpose of conducting the business of manufacturing, distributing and selling the Suntracker One, Suntracker Two and other daylighting products, upon the terms and conditions as set forth herein;

     WHEREAS, ADAMS is willing and desirous to sell and transfer to CIRALIGHT GLOBAL, all of his right, title, and interest in and to all of the assets and rights obtained from Ciralight, Inc. (excluding the title to the patents) at the time of closing in exchange for certain shares of CIRALIGHT GLOBAL common stock, preferred stock and other consideration described herein;

     WHEREAS, ADAMS is willing and desirous to transfer the title to the patents owned by ADAMS to CIRALIGHT GLOBAL at such time as the company becomes a publicly traded company in exchange for additional stock and consideration from CIRALIGHT GLOBAL as described herein;

                                    AGREEMENT

     NOW THEREFORE, in consideration of the covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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1. CONSIDERATION, SALE, EXCHANGE OF SHARES

     1.   At the closing herein;

          a) CIRALIGHT GLOBAL agrees to sell, assign, transfer and convey to ADAMS the following;

               i) Issue to ADAMS 3,200,000 common stock shares (Common Shares) of its common stock;

               ii) Issue to ADAMS 1,000,000 shares of its Series A Preferred Stock (Preferred Shares) in accordance with the following terms;

                    (1) Preferred stock Voting Rights: At any given time ADAMS, as the holder of these Series A Preferred Stock shall have the right to vote that number of shares (when added to ADAMS 3,200,000 shares of common stock) necessary to provide ADAMS with the right to vote 51% of the total votes necessary for the election of directors and for any acquisition or merger transaction.

                    (2) Restrictions on Issuing Preferred Stock: CIRALIGHT GLOBAL agrees that no other shares of Series A preferred stock shall be issued by the Company that would grant the holder(s) equal or superior right to the Series A preferred Stock prior to such time that ADAMS sells or transfers these preferred shares to a third party or these preferred shares are redeemed by the Company as provided herein.

                    (3) Redemption Rights: The Company will have the right to redeem shares of the Series A Preferred Stock issued to ADAMS hereunder, by paying ADAMS $1.00 per share. Such partial or full redemption may occur any time the Company has money legally available for such redemption.

                    (4) Key-man Insurance: The Company shall endeavor to secure Key-man insurance on the Directors and officers of the Company, including ADAMS. The insurance proceeds may be used to redeem the Preferred Shares in the event, god forbid anything were to happen to ADAMS. In the event the company is unable to secure Key-man Insurance at an affordable fee, then in such instance, should anything happen to ADAMS the company would have a nine month period for the then officers and directors to redeem or purchase these Series A Preferred Shares.

               iii) CIRALIGHT GLOBAL agrees to pay to ADAMS a royalty fee of
                    $20.00 for each Suntracker One and Suntracker Two unit or any future unit that are based on the patents transferred by ADAMS to CIRALIGHT GLOBAL under this agreement and sold by CIRALIGHT GLOBAL for a period of 30 years ending on April 30, 2029. The Royalty Fees shall be paid to ADAMS no later than 15 calendar days after the end of each calendar

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                    quarter. The maximum royalty fees payable under this
                    agreement is $2,000,000.

          b) At the closing herein, ADAMS agrees to sell, assign, transfer and convey, exclusively to CIRALIGHT GLOBAL, all of ADAMS right, title, and interest, in and to the following assets ("Assets"):

               i) All artwork, trademarks, equipment, furniture, trade fixtures, databases, technical drawings, documents, research materials and studies, promotional items, files, websites, images, trade names, displays, samples, and inventory parts previously owned by Ciralight, Inc. (excluding the patents), which ADAMS secured through' a legal foreclosure against Ciralight, Inc. plus inventory parts for the Ciralight products subsequently purchased by ADAMS.

          c) At the closing herein, ADAMS agrees to sell, assign, transfer and convey exclusively to CIRALIGHT GLOBAL, the following rights ("Rights"):

          i) ADAMS rights to manufacture and distribute the products previously manufactured and distributed by Ciralight, Inc. that were transferred to ADAMS by the Board of Directors and Officers of Ciralight, Inc. or obtained through the foreclosure process against Ciralight, Inc. that are covered by the patents owned by ADAMS as well as products that may have been under development by Ciralight Inc. which are not patented. ADAMS shall retain title to the Patents under this agreement until such time as the company becomes a publicly traded company at which time as provided herein the Title shall be transferred to Ciralight Global, Inc. under the terms of paragraph 2 below.

     2.   At the time the Company becomes Public;

          a) Effective on the date the CIRALIGHT GLOBAL registration statement is effective with the Securities and Exchange Commission (the company becomes a publically traded company) or prior to with the written consent of ADAMS, the title to the patents owned by ADAMS as related to the Ciralight Products secured through the foreclosure process or obtained subsequently will be transferred and conveyed exclusively to CIRALIGHT GLOBAL and in exchange CIRALIGHT GLOBAL shall issue to ADAMS an additional 400,000 shares of common stock and execute a Promissory Note in the Amount of $250,000 with terms described herein;.

               i) The promissory note shall be in favor of George Adams Sr. with interest at the prime rate plus 2%, all due and payable no later than three years from the date issued. The Promissory Note may be paid all or in part any time the Company has money legally available for such payments.

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2. CLOSING DATE

     1. The closing ("Closing") of this transaction shall occur on April 10, 2009.

     At Closing:

          a) ADAMS will execute and deliver such further agreements or documents as may be necessary in order to sell, assign, convey, and deliver to CIRALIGHT GLOBAL all of ADAMS right, title, and interest in and to the Assets and Rights defined above;

          b) CIRALIGHT GLOBAL will deliver to ADAMS the CIRALIGHT shares of Stock defined above and execute and deliver such further agreements or documents as may be necessary in order to sell, assign, convey to ADAMS the shares of Stock and Royalty Fee provided for herein.

3. REPRESENTATIONS AND WARRANTIES OF CIRALIGHT GLOBAL

     CIRALIGHT GLOBAL represents and warrants that:

          a) It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, United States of America.

          b) CIRALIGHT GLOBAL has all necessary corporate power and authority under the laws of Nevada and all other applicable provisions of law to own its properties and other assets now owned by it, to carry on its business as now being conducted, and to execute, deliver and carry out the provisions of this Agreement.

          c) All corporate action on the part of CIRALIGHT GLOBAL required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the Shares of Stock to ADAMS has been duly and effectively taken. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of CIRALIGHT GLOBAL, enforceable in accordance with its terms

          d) CIRALIGHT GLOBAL is authorized to issue 50,000,000 shares of common stock, $.001 par value per share and 10,000,000 shares of Series A preferred Stock, $.001 par value per share. After the closing there will be 4,800,000 total shares of Common Stock issued and 1,000,000 total shares of Series A Preferred Stock issued.

          e) At the time of closing, CIRALIGHT GLOBAL represents to ADAMS that the total number of outstanding shares of common stock issued by the company shall be 4,800,000 shares of which ADAMS will own 3,200,000 shares. The balance of the common stock is owned by Frederick Feck (400,000 shares), Randall Letcavage (400,000 shares), Jeff Brain (320,000 shares), iCapital Finance, Inc. (240,000 shares) and David E. Wise (240,000 shares).

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          f)   At the time of closing CIRALIGHT GLOBAL represents to ADAMS the total number of outstanding shares of Series A Preferred Stock issued by the company shall be 1,000,000 shares of which ADAMS will own all 1,000,000 shares.

          g) CIRALIGHT GLOBAL has advised ADAMS and ADAMS hereby approves and authorizes CIRALIGHT GLOBAL and its officers and Board of Directors to raise up to $800,000 in working capital (before fees) through a Private Placement Offering that will result in the issuance of up to 3,200,000 shares of additional common stock to new investors at which time ADAMS will own 3,200,000 shares of common stock and the total issued shares of common stock shall be as much as 8,000,000 shares.

          h) CIRALIGHT GLOBAL has advised ADAMS and ADAMS hereby approves and authorizes CIRALIGHT GLOBAL and its officers and Board of Directors to undertake the process of taking the company public which would result in a dilution of the percentage of ownership each shareholder holds including ADAMS.

4. REPRESENTATION AND WARRANTIES OF ADAMS

     1)   ADAMS represents and warrants that:

          a) ADAMS has all of the authority necessary to enter into this agreement and be bound by the terms and covenants of performance herein.

          b) ADAMS will be acquiring the CIRALIGHT GLOBAL Shares for his own account and not with a view to any distribution within the meaning of the Securities Act of 1933, as amended (the "Act"). As a "purchaser", ADAMS acknowledges and is aware that there are substantial restrictions on the transferability of the Shares. ADAMS acknowledges that he will be granted certain registration rights and that the Shares may not be sold or transferred until such Shares are registered with the SEC and a trading market for such Shares develops, unless such sale is exempt from registration under any other state or other jurisdiction's securities

          c) ADAMS has received all of the information it considers necessary or appropriate for determining whether to acquire the CIRALIGHT GLOBAL Shares pursuant to this Agreement. ADAMS is familiar with the business, affairs, risks and properties of CIRALIGHT GLOBAL. ADAMS has had an opportunity to ask questions of and receive answers from CIRALIGHT GLOBAL and its officers, directors and other representatives regarding CIRALIGHT GLOBAL and the terms and conditions of the offering of the CIRALIGHT GLOBAL Shares. ADAMS has had the opportunity to obtain any additional information CIRALIGHT GLOBAL possesses or could acquire without unreasonable effort or expense, necessary to verify the accuracy of the information furnished.

          d) ADAMS has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company and the suitability of the Shares as an investment and that he is able to bear the economic risk of an

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               investment in the Shares. ADAMS understands there may be no market for the CIRALIGHT GLOBAL Shares.

          e) ADAMS is relying solely upon his own due diligence, or upon independent consultation with his professional, legal, tax and accounting advisors or such others as ADAMS deems to be appropriate in acquiring the CIRALIGHT GLOBAL Shares and entering into this agreement;

          f) ADAMS has been advised to, and has consulted with, their professional tax and legal advisors with respect to any tax consequences of acquiring the CIRALIGHT GLOBAL Shares.

          g) Without in any way limiting the representation set forth above, ADAMS further agrees not to make any disposition of all or any portion of the Shares unless and until:

               i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               ii) ADAMS shall have notified CIRALIGHT GLOBAL of the proposed disposition and shall have furnished CIRALIGHT GLOBAL with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by CIRALIGHT GLOBAL, ADAMS shall have furnished CIRALIGHT GLOBAL with an opinion of counsel, reasonably satisfactory to CIRALIGHT GLOBAL and its counsel, that such disposition will not require registration under the Act.

               iii) That in the event of a proposed sale of the common or preferred shares to a third party, the then existing shareholders shall be notified and shall have a 15 day period to agree to purchase the shares under the same terms and conditions of the third party, with agreement to close the transaction within 60 days thereafter.

          h) ADAMS confers authority upon CIRALIGHT GLOBAL to affix the same legend affixed to the same class of stock issued to other Shareholders for the Stock certificate or certificates representing the CIRALIGHT GLOBAL Shares;

          i) CIRALIGHT GLOBAL and ADAMS are aware and acknowledge that Ciralight, Inc. owed creditors for products and services, some of which may have been derived from their purchase of the assets later secured by ADAMS through his foreclosure process. It is the mutual position of CIRALIGHT GLOBAL and ADAMS that neither party is under any financial obligated to pay the Ciralight, Inc. debts, accounts payables, other liabilities or take

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               responsibility for the warranty work of former Ciralight, Inc.
               sales. Yet it is possible that the former Ciralight, Inc. creditors, customers or shareholders may file a claim or legal action against one or both parties. Or it may be decided by one or both parties to be appropriate for business reasons to pay one or more former Ciralight, Inc. obligations if it is deemed to be in their respective best interest or CIRALIGHT GLOBAL's business objectives. As such, aside from the potential action by former Ciralight, Inc. creditors, the assets and rights covered by this agreement and being transferred by ADAMS to CIRALIGHT GLOBAL shall be free and clear of all other liens, charges or encumbrances.

5. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

The representations, warranties and covenants made respectively by CIRALIGHT GLOBAL and ADAMS in this Agreement shall survive the closing and the exchange of the CIRALIGHT GLOBAL Common Stock, Preferred Stock, Royalty Payments, Assets and Rights called for hereunder.

6. TAX-FREE EXCHANGE

Insofar as possible, the parties agree that the exchange of shares for assets called for hereunder shall be a tax-free exchange under the tax laws and the Internal Revenue Code (as amended) of the United States, and not a purchase of assets.

7.       NOTICES

All notices provided by this Agreement shall be in writing and shall be given by facsimile or registered mail, postage prepaid, or by personal delivery, by one party to the other, addressed to such other Party at the applicable address set forth below, or to such other addresses as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of a confirmed facsimile transmission, three (3) days after the date mailed if given by first class mail. or on the date of delivery, which ever applies:

     To CIRALIGHT GLOBAL:        Ciralight Global, Inc.
                                 2603 Main Street, Suite 1150
                                 Irvine, CA  92614
                                 Attention Randall Letcavage, CEO
                                 Fax No: (888) 584-9082

     To ADAMS:                   George Adams, Sr.
                                 3200 E. Frontera St.
                                 Anaheim, CA 92806
                                 Fax No: (714) 630-5836

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8. GENERAL PROVISIONS

The following miscellaneous provisions, standard to commercial contracts of this nature, are made part hereof:

     a) In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. The parties may not transfer or assign all or any part of their rights or obligations except to the extent expressly permitted by this Agreement.

     c) This Agreement constitutes the entire agreement and understanding between the parties, and may not be modified or amended except in writing signed by both parties. With respect to the terms and provisions of this agreement, time is of the essence.

     d) This agreement may be executed in one or more counterparts, including electronic mail or facsimile, each of which may be considered an original copy hereof.

     e) No term or condition of this Agreement shall be deemed to have been waived nor there any estoppels to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppels.

     f) COSTS AND ATTORNEY FEES. If a claim for amounts owed by either party is asserted in any judicial proceeding or appeal thereof, or if either party is required to enforce this Agreement in any judicial proceeding or appeal thereof, the party prevailing in such proceeding shall be entitled to reimbursement of its reasonable costs and expenses, including reasonable accounting and legal fees, whether incurred prior to, in preparation for, or in contemplation of the filing of any written demand, claim, action, hearing or proceeding to enforce the obligations of this Agreement. The parties hereunder, waive to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, the party making a claim shall be limited to recovery of any actual damages it sustains.

     g) GOVERNING LAW. Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. ss.ss. 1051 ET SEQ.) or other federal law, this Agreement, and the relationship shall be governed by the laws of the State of California.

     (m) HEADINGS. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GEORGE ADAMS, SR.                         CIRALIGHT GLOBAL, INC.


By: /s/ George Adams, Sr.                    By: /s/ Randall Letcavage
   --------------------------------             --------------------------------
   George Adams, Sr.                            Randall Letcavage, CEO



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